Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of FS Investment Corporation, Locust Street Funding LLC, FS Investment Corporation II, Michael C. Forman and Sean Coleman, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Eastman Kodak Company, a New Jersey corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of April, 2018.

FS Investment Corporation

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel and Secretary

Locust Street Funding LLC

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: Vice President

FS Investment Corporation II

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel and Secretary

Michael C. Forman

/s/ Michael C. Forman

Sean Coleman

/s/ Sean Coleman